Exhibit 16.1


July 30, 2013


Securities and Exchange Commission
Washington DC, 20549


Commissioners:

We have read Power REIT's statements included under Item 4.01 of its Form 8-K filed on July 30, 2013 and we agree with such statements concerning our firm.

Regards,

/s/ Gibbons & Kawash, A.C.